UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): December 1, 2006

                              ZANETT, INC

         (Exact name of registrant as specified in its charter)



      DELAWARE                    1-32589                 56-4389547
  (State or other                (Commission             (IRS Employer
  jurisdiction of                File Number)         Indentification No.)
   incorporation)




             635 Madison Avenue, 15th Floor, New York, NY 10022
                  (Address of principal executive offices)

                            (646) 502-1800
          (Registrant's telephone number, including area code)

                            Not Applicable

    (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01. Entry into a Material Definitive Agreement.

     On December 1, 2006, Zanett, Inc. (the "Company") entered into a new, unsecured promissory note in an aggregate principal amount of $5.0 million (the "New Note") with Bruno Guazzoni, the uncle of the Company's Chief Executive Officer, Claudio Guazzoni, and the owner of approximately 31.2% of the Company's outstanding common stock. In addition to the New Note, the Company currently has outstanding five promissory notes with Mr. Guazzoni in an aggregate principal amount of $6.075 million.

     Approximately $4,551,843 of the proceeds of the New Note was used to repay in full the Company's credit facility with Fifth Third Bank, which expired by its terms on November 30, 2006, with the remainder being held on deposit with Fifth Third Bank, as the Company continues to use Fifth Third Bank for cash management. The New Note has a stated maturity date of November 30, 2008 (the "Maturity Date"). The Company may prepay the loan at any time prior to the Maturity Date without penalty.

       The New Note bears interest at Prime plus 2%, payable monthly in arrears, beginning December 2006. No payments of principal are due until the Maturity Date.

       The New Note may be accelerated upon the occurrence of certain events, including (i) the Company's failure to pay the principal amount or accrued interest on the Maturity Date, (ii) an admission by the Company of its inability to pay its debts as they mature, or a general assignment for the benefit of any of the Company's creditors, or (iii) proceedings in bankruptcy by the Company.

       As previously disclosed in the Company's Form 10-Q for the quarter ended September 30, 2006, the Company has accepted a proposal from LaSalle Bank N.A. for a $10 million credit facility. The Company's negotiations with respect to this credit facility are reference in its press release dated November 30, 2006, which is attached as Exhibit 99.1 and incorporated in this report by reference.


Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

   The information reported under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits 99.1 Press release dated November 30, 2006

                              SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         ZANETT, INC.

Date: December 6, 2006                   By: /s/ Dennis Harkins
                                             -------------------------
                                             Dennis Harkins
                                             Chief Financial Officer